For the semi-annual period ended June 30, 2007.
File number 811-02992
Dryden National Municipals Fund, Inc.


SUB-ITEM 77D
Policies With Respect to Security Investment

Dryden Municipal Bond Fund
Dryden National Municipals Fund
Dryden California Municipal Fund

Supplement dated April 12, 2007

This Supplement amends the Prospectus and Statement of Additional Information
 (SAI) of each of the funds identified below.

Effective as of April 13, 2007, Dennis Hepworth is no longer a portfolio manager for the funds. Susan Courtney and Robert Tipp, CFA continue as portfolio managers for each fund.

To reflect this change, all references to Mr. Hepworth contained in the Prospectus and SAI of each fund are hereby deleted.



Fund
Prospectus Date
SAI Date
ryden Municipal Bond Fund - Insured Series
June 30, 2006
June 30, 2006
Dryden Municipal Bond Fund - High Income Series
June 30, 2006
June 30, 2006
Dryden National Municipals Fund, Inc.
March 2, 2007
March 2, 2007
Dryden California Municipal Fund - California Income Series
October 31, 2006
October 31, 2006